EXHIBIT 99.4

REIMBURSEMENT AND SECURITY AGREEMENT

     This Reimbursement and Security Agreement is entered into as of August 31, 2011 (this “Agreement”), by and among WILLIAM T. COMFORT, III (“Guarantor”), on the one hand, and LYRIS, INC., LYRIS TECHNOLOGIES INC. and COMMODORE RESOURCES (NEVADA), INC. (each a “Borrower” and collectively, “Borrowers”), on the other.

RECITALS

     A. COMERICA BANK (the “Bank”) has made loans to Borrowers in which entities Guarantor is an investor, pursuant to that certain Amended and Restated Loan and Security Agreement dated as of March 6, 2008, as amended from time to time, including by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of July 30, 2008, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of December 31, 2008, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of June 19, 2009, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of October 23, 2009, that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of May 6, 2010, that certain Sixth Amendment to Amended and Restated Loan and Security Agreement dated as of September 15, 2010 and that certain Seventh Amendment to Amended and Restated Loan and Security Agreement to be executed on or about the date hereof (the “Seventh Amendment”, and collectively with all other agreements and amendments listed in this paragraph, the “Loan Agreement”).

     B. It is a condition to the Bank’s willingness to execute the Seventh Amendment that Guarantor agree to enter into a Limited Guaranty in the form attached hereto as Exhibit A to provide the Bank with additional credit support with respect to the present and future obligations of Borrowers to the Bank for the Credit Extensions under the Loan Agreement (as amended from time to time, the “Guaranty”), and enter into a Pledge and Security Agreement in the form attached hereto as Exhibit B to secure his obligations under the Guaranty (the “Pledge Agreement”).

     C. Guarantor is willing to enter into the Guaranty and the Pledge Agreement subject to receipt of this Agreement from Borrowers.

     NOW, THEREFORE, in consideration of the foregoing and the following covenants and agreements, the parties agree as follows:

     1. Definitions. Each of the following terms used in this Agreement has the meaning set forth in this Section 1:

        “Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.

        “Code” means the California Uniform Commercial Code, as amended from time to time.

        “Collateral” has the meaning assigned to it in Exhibit C hereto.

        “Insolvency Proceeding” means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

        “Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

        “Material Adverse Effect” means a material adverse effect on (i) the business operations, condition (financial or otherwise) or prospects of Borrowers and their Subsidiaries taken as a whole, (ii) the ability of Borrowers to repay the Obligations (as defined in the Loan Agreement) or otherwise perform its obligations under the Loan Documents, (iii) Borrowers’ ability to perform their obligations under this Agreement, or (iv) Borrowers’ interest in, or the value, perfection or priority of Bank’s or Guarantor’s security interest in the Collateral.

        “Permitted Liens” shall mean each Lien described in the definition of “Permitted Liens” in the Loan Agreement and the Liens of the security interest granted under this Agreement.

        “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

        “Prime Rate” means the variable rate of interest, per annum, most recently announced by the Bank, as its “prime rate,” whether or not such announced rate is the lowest rate available from the Bank.

        “Shares” means (i) sixty five percent (65%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by a Borrower in any Subsidiary of such Borrower which is not an entity organized under the laws of the United States or any territory thereof, and (ii) one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by a Borrower in any Subsidiary of such Borrower which is an entity organized under the laws of the United States or any territory thereof.

        “Subsidiary” means any corporation, partnership or limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest or joint venture of which by the terms thereof has the ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by a Borrower, either directly or through an Affiliate.

     2. Request for Limited Guaranty. Borrowers hereby request that Guarantor enter into the Limited Guaranty in the form attached hereto as Exhibit A to guaranty, subject to the limitations set forth in the Guaranty, the prompt and complete payment of all amounts that Borrowers owe to Bank with respect to Credit Extensions under the Loan Agreement, and enter into the Pledge Agreement to secure Guarantor’s obligations under the Guaranty and the Pledge Agreement.

     3. Reimbursement.

        (a) Obligation to Pay. Borrowers hereby agree, jointly and severally, to pay to Guarantor with interest as provided below, a sum equal to all amounts paid by Guarantor to Bank or transferred to Bank for the Bank’s account under the Guaranty or Pledge Agreement and all costs, fees and expenses incurred by Guarantor under the Guaranty and the Pledge Agreement (the “Reimbursement Obligations”), which payment shall become due and payable automatically at the earlier of (i) demand by Guarantor or (ii) in the case of payment to Bank or transfer to the Bank for the Bank’s account, five (5) days after such payment by Guarantor to Bank or such transfer, as the case may be (the “Payment Due Date”). All amounts under this Section 3 shall be paid in U.S. Dollars without set-off, claim or counterclaim in funds immediately available to Guarantor. The obligation of Borrowers, and each of them, hereunder to reimburse Guarantor shall be absolute, irrevocable and unconditional and shall be performed strictly in accordance with the terms hereof, irrespective of any lack of validity or enforceability of the Guaranty, Pledge Agreement or any related agreement or any other event or circumstance.

        (b) Interest. All sums payable to Guarantor under Section 3(a) shall bear interest, from the date the payment is made or expense incurred under the Guaranty or Pledge Agreement until such sums are paid in full at a rate of the Prime Rate plus 2.5% per annum, or if lower, the maximum rate permitted by law (computed for the actual number of days elapsed, based on a 365/366 day year). Interest accruing pursuant to this Section 3(b) shall be due and payable on demand and on the date the respective sum is paid. It is not the intention of Guarantor to violate any applicable usury or interest rate laws. Guarantor agrees not to, or intend to contract for, charge, collect, take, reserve or receive (collectively, “charge” or “collect”) any amount in the nature of interest or in the nature of a fee, penalty or other charge which would in any way or event cause any Guarantor to charge or collect more than the maximum Guarantor would be permitted to charge or collect by any applicable federal or state law. Any such excess interest or unauthorized fee shall, notwithstanding anything stated to the contrary in this Agreement, be applied first to reduce the amount owed hereunder, if any, and then any excess amounts will be refunded to Borrowers.

     4. Creation of Security Interest.

        (a) Grant. Borrowers hereby pledges to Guarantor and grant to Guarantor a security interest in all of the Collateral, as security for the prompt performance by Borrowers, and each of them, of the Reimbursement Obligations and their other obligations under this Agreement (collectively, the “Secured Obligations”).

        (b) Perfection of Security Interest. Each Borrower authorizes Guarantor to file at any time financing statements, continuation statements, and amendments thereto that (i) describe the Collateral, and (ii) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether such Borrower is an organization, the type of organization and any organizational identification number issued to such Borrower, if applicable. Each Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Guarantor may reasonably request to perfect or continue the perfection of Guarantor’s security interest in the Collateral. Guarantor acknowledges that the security interest granted by this Agreement shall be junior to the security interest granted by Borrowers to Bank under the Loan Agreement.

        (c) Pledge of Collateral. Each Borrower hereby pledges, assigns and grants to Guarantor a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Secured Obligations. To the extent required by the terms and conditions governing the Shares, the relevant Borrower shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Each Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Guarantor may reasonably request to perfect or continue the perfection of Guarantor’s security interest in the Shares.

     5. Representations, Warranties and Covenants. Each Borrower, severally and not jointly, hereby represents and warrants to and covenants with Guarantor that:

        (a) Borrower and each Subsidiary is duly existing under the laws of the state in which it is organized and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

        (b) The execution, delivery, and performance of this Agreement, and the grant of the security interests to Guarantor herein, are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s Articles or Certificate of Incorporation or Bylaws, nor, assuming the Bank’s consent to the Guaranty, the Pledge Agreement and this Agreement, will they constitute an event of default under any material agreement by which Borrower is bound.

        (c) Borrower has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens except for Permitted Liens. Until all of obligations of Borrowers to Bank under the Loan Agreement and all Secured Obligations have been satisfied in full, Borrower will not assign, create or permit to exist any other claim to, Lien or encumbrance upon, or security interest in any of the Collateral except for Permitted Liens.

        (d) There are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which a likely adverse decision could reasonably be expected to have a Material Adverse Effect.

        (e) Borrowers have delivered to Guarantor their consolidated and consolidating financial statements for the year ended June 30, 2011 and for the one-month period ended July 31, 2011 (the “Borrower Financial Statements”). The Borrower Financial Statements fairly present in all material respects Borrower’s consolidated and consolidating financial condition as of the dates thereof and Borrower’s consolidated and consolidating results of operations for the periods then ended. There has not been a material adverse change in the consolidated or in the consolidating financial condition of Borrowers (taken as a whole) since the date of the July 31, 2011 Borrower’s Financial Statements.

        (f) Borrower is able to pay its debts (including trade debts) as they mature; the fair saleable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and Borrower is not left with unreasonably small capital after the transactions contemplated by the Seventh Amendment or by this Agreement.

        (g) Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

        (h) Borrower has full power and authority to create a Lien on the Shares and, assuming the Bank’s consent to this Agreement, no disability or contractual obligation exists that would prohibit Borrower from pledging the Shares pursuant to this Agreement. To Borrower’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. To Borrower’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings.

        (i) Except as waived by the Seventh Amendment and assuming the execution and delivery of the Guaranty and the Pledge Agreement, no “Event of Default” has occurred and is continuing, and no event has occurred which with the passage of time or the giving of notice or both would constitute an “Event of Default,” under the Loan Agreement.

     All the above representations and warranties shall survive the making of this Agreement.

     6. Events of Default. Each of the following shall constitute an event of default (“Event of Default”) hereunder:

        (a) The occurrence and continuance of an Event of Default under the Loan Agreement;

        (b) If any material misrepresentation or material misstatement exists with respect to any warranty or representation set forth in this Agreement;

        (c) The breach of any provision of this Agreement by Borrower or the failure by Borrower to observe or perform any of the provisions of this Agreement; or

        (d) An Insolvency Proceeding is commenced by a Borrower, or an Insolvency Proceeding is commenced against a Borrower and is not dismissed or stayed within thirty (30) days.

     7. Rights and Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, Guarantor shall have the right to exercise all such rights as a secured party under the California Uniform Commercial Code as he, in his sole judgment, shall deem necessary or appropriate. Without limiting the foregoing, upon the occurrence and during the continuance of an Event of Default, Guarantor may, at his election and without notice of his election and without demand, do any one or more of the following, all of which are authorized by Borrowers:

        (a) Notify any Person owing funds to a Borrower of Guarantor’s security interest in such funds and verify the amount of such account. Borrowers shall collect all such amounts owing to Borrowers for Guarantor, receive in trust all payments as Guarantor’s trustee, and immediately deliver such payments to Guarantor in their original form as received from the account debtor, with proper endorsements for deposit;

        (b) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Guarantor reasonably considers advisable;

        (c) Make such payments and do such acts as Guarantor considers necessary or reasonable to protect its security interest in the Collateral. Borrowers agree to assemble the Collateral if Guarantor so requires, and to make the Collateral available to Guarantor as Guarantor may designate. Borrowers authorize Guarantor to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien which in Guarantor’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of a Borrower’s owned premises, Borrowers hereby grant Guarantor a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Guarantor’s rights or remedies provided herein, at law, in equity, or otherwise;

        (d) Set off and apply to the Reimbursement Obligations any and all indebtedness at any time owing to or for the credit or the account of a Borrower held by Guarantor;

        (e) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Guarantor is hereby granted a license or other right, solely pursuant to the provisions of this Section 7, to use, without charge, Borrowers’ labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Guarantor’s exercise of its rights under this Section 7, each Borrower’s rights under all licenses and all franchise agreements shall inure to Guarantor’s benefit;

        (f) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers’ premises) as Guarantor determines is commercially reasonable, and apply any proceeds to the Secured Obligations in whatever manner or order Guarantor deems appropriate. If Guarantor sells any of the Collateral upon credit, Borrowers will be credited only with payments actually made by the purchaser, received by Guarantor, and applied to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Guarantor may resell the Collateral and Borrowers shall be credited with the proceeds of the sale;

        (g) Guarantor may credit bid and purchase at any public sale;

        (h) Apply for the appointment of a receiver, trustee, liquidator or conservator of the Collateral, without notice and without regard to the adequacy of the security for the Reimbursement Obligations and without regard to the solvency of any Borrower; and

        (i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrowers.

Borrowers shall be liable for all expenses incurred by Guarantor in connection with protecting his interests and enforcing his remedies under this Agreement, including without limitation reasonable legal and other expenses and attorney’s fees. After disposition of any of the Collateral, Guarantor may deduct such expenses, shall apply the residue of the proceeds to, or hold as a reserve against, the Secured Obligations in such manner as Guarantor in its sole discretion shall determine. Any amount of proceeds remaining after payment of the Secured Obligations in full shall be paid to Borrowers or to such others Persons who may be lawfully entitled to them.

     8. Demand; Protest. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Secured Obligations.

     9. Remedies Cumulative. Guarantor’s rights and remedies under this Agreement shall be cumulative. Guarantor shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Guarantor of one right or remedy shall be deemed an election, and no waiver by Guarantor of any Event of Default on a Borrower’s part shall be deemed a continuing waiver. No delay by Guarantor shall constitute a waiver, election, or acquiescence by it. No waiver by Guarantor shall be effective unless made in a written document signed on behalf of Guarantor and then shall be effective only in the specific instance and for the specific purpose for which it was given. Each Borrower expressly agrees that this Section 9 may not be waived or modified by Guarantor by course of performance, conduct, estoppel or otherwise.

     10. Indemnification. Borrowers agree to defend, indemnify and hold harmless Guarantor against all losses or expenses in any way suffered, incurred, or paid by Guarantor as a result of or in any way arising out of, following, or consequential to transactions between Bank and Guarantor under the Guaranty and the Pledge and Security Agreement, and the transactions between Borrowers and Guarantor under this Agreement (including without limitation reasonable attorneys’ fees and expenses), except for losses caused by Guarantor’s gross negligence or willful misconduct.

     11. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrowers or Guarantor, as the case may be, at its addresses set forth in this Section 11:

If to Borrowers:	LYRIS, INC. (on behalf of all Borrowers)
5858 Horton St., Suite 270
Emeryville, CA 94608
Attn: President
FAX: (510) 844-1602

If to Guarantor:	William T. Comfort, III
127-131 Sloan St.
4th Floor, Liscartan House
London, SW1X 9AS, England
FAX: (___) ___________

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     12. Choice of Law and Venue. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Borrowers and Guarantor hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

     13. Reference Provision. In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

        (a) Mechanics.

               (i) With the exception of the items specified in clause (iii), below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties related to the transactions contemplated by this Agreement, will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

               (ii) The matters that shall not be subject to a reference are the following: (A) nonjudicial foreclosure of any security interests in real or personal property, (B) exercise of self-help remedies (including, without limitation, set-off), (C) appointment of a receiver and (D) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (A) and (B) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (C) and (D). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

               (iii) The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

               (iv) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (A) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (B) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (C) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

               (v) The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

        (b) Procedures. Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

        (c) Application of Law. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

        (d) Repeal. If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

        (e) THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT.

     14. General Provisions.

        (a) Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrowers without Guarantor’s prior written consent.

        (b) Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

        (c) Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

        (d) Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement.

        (e) Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Reimbursement Agreement.

        (f) Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Reimbursement Obligations remain outstanding. The obligations of Borrowers to indemnify Guarantor with respect to the expenses, damages, losses, costs and liabilities described in Section 10 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Borrowers have run.

        (g) Attorney’s Fees. Borrowers shall assume and be responsible for the legal fees and expenses of Guarantor incurred in connection with the negotiation, execution and delivery of this Agreement.

[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Reimbursement and Security Agreement the day and year first above written.

BORROWERS:

LYRIS, INC.

By:	/s/ Keith D. Taylor

Title:	Chief Financial Officer

LYRIS TECHNOLOGIES, INC

By:	/s/ Keith D. Taylor

Title:	Chief Financial Officer

COMMODORE RESOURCES (NEVADA), INC.

By:	/s/ Keith D. Taylor

Title:	Asst. Secretary

GUARANTOR:

/s/ William T. Comfort, III
William T. Comfort, III

[SIGNATURE PAGE TO REIMBURSEMENT AND SECURITY AGREEMENT]

EXHIBIT C

Definition of “Collateral”

     As used in this Agreement, the term “Collateral” shall have the following meaning:

     All personal property of each Borrower whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

          (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Borrower’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

          (b) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Guarantor to sue in its own name and/or in the name of the Borrower for past, present and future infringements of copyright;

          (c) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Guarantor to sue in its own name and/or in the name of Borrower for past, present and future infringements of trademark;

          (d) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Borrower is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Borrower and/or in the name of Guarantor for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and

          (e) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.